UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 30, 2005

Gray Television, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Georgia	1-13796	58-0285030
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4370 Peachtree Road NE, Atlanta, Georgia		30319
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(404) 504-9828

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 30, 2005, Gray Television, Inc. (the "Company"), notified the New York Stock Exchange (the "NYSE") that it was not in compliance with Section 303A.03 of the NYSE Listed Company Manual. Section 303A.03 of the NYSE Listed Company Manual requires a listed company to name in its proxy statement for its annual meeting of shareholders the name of the director chosen to preside at executive sessions of non-management directors. The Company inadvertently failed to disclose in its proxy statement for the 2005 annual meeting of shareholders that, pursuant to the Company’s Corporate Governance Principals, William E. Mayher, III, Chairman of the Board of the Company, presides over all meetings of the Company’s non-management directors. In addition, under the Company’s Corporate Governance Principals, in the event Dr. Mayher is not present at any meeting of the non-management directors, one of the other non-management directors serves as the presiding officer of such meeting, with responsibility for presiding over such meetings rotating among the non-management directors on an alphabetical basis.

We believe that the filing of this Current Report on 8-K will bring the Company into compliance with Section 303A.03 of the NYSE Listed Company Manual.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gray Television, Inc.

August 30, 2005	By:	James C. Ryan

Name: James C. Ryan
Title: Chief Financial Officer and Sr. Vice President